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                                                                    Exhibit 4.7b

Participation Agreement, dated as of May 1, 2001, among Dynegy Danskammer, L.L.C., Danskammer OL LLC, Wilmington Trust Company, Danskammer OP LLC and The Chase Manhattan Bank.